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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): October 8, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On October 8, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: October 8, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated October 8, 1996

            TCSI Announces New Suite of Software and Hardware
                 Development Tools for the Lode DSP Core

                  TCSI Makes Developing for Lode Easier

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For additional information contact:

  TCSI Corporation
  Investor Inquiries:
     Leigh Salvo - (510) 649-3800
  Press Inquiries:
     Holly McArthur - (510) 420-5787

BOSTON,  Massachusetts,  DSP  World  Expo  -  October  8,  1996  -  TCSI
Corporation (Nasdaq: TCSI), the global provider of software to the telecom industry, today announced the immediate availability of a complete software and hardware development platform for the Lode Digital Signal Processor (DSP) core. Lode is an advanced, 16-bit DSP designed for higher performance in digital cellular, speech, and voice communications applications. The new suite of tools includes four components: an assembler, linker, simulator, and a hardware development platform. The software components allow the DSP programmer to develop and verify application software. The hardware platform enables a DSP programmer to analyze the efficiency of an application before implementation. Released in conjunction with today's announcement of a flexible licensing program for Lode, this suite of user-friendly software and hardware development tools is designed to help customers get Lode-based products to market faster.

"TCSI understands that once a customer has taken advantage of our flexible and cost-effective Lode licensing program, they will need tools to help them bring applications to market rapidly," stated Hatch Graham, senior vice president and general manager for TCSI. "Our new, extensive suite of development tools is designed to provide the momentum our customers need to get ahead of their competitors."

TCSI's suite of Lode software and hardware development tools includes:

* LodeAsm - The Lode assembler converts Lode sources files in assembly language into object files that can be linked into executable tables.

* LodeLink - The Lode linker converts assembled files into executable files that can be used by Lode core or by the simulator.

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*      LodeSim - The Lode simulator operates on Lode executable files to validate the instruction set and provide a platform for code development.

* LodeICE - The Lode In Circuit Emulation (ICE) hardware development platform.

Pricing and Availabilty

These software development tools are available immediately from TCSI. Pricing for the bundled LodeAsm, LodeLink, and LodeSim product starts at $995. The LodeICE hardware development platform, available in Q4 1996, is expected to be priced at $6,995. For more information on TCSI's Lode product line, please visit DSP Net on the World Wide Web at www.dspnet.com.

TCSI Corporation

TCSI Corporation provides object-oriented software products, services, and solutions to the telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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